SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported) - August 6, 2003

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                           LASALLE RE HOLDINGS LIMITED
             (Exact name of registrant as specified in its charter)

            Bermuda                        1-12823             Not Applicable
(State or other jurisdiction of   (Commission File Number)      (IRS Employer
         Incorporation)                                      Identification No.)

      LOM Building, 27 Reid Street                              Not Applicable
       Hamilton, HM 11, Bermuda                                   (Zip Code)
(Address of principal executive offices)

                     (441) 292-4985 (Registrant's telephone
                          number, including area code)

                                      None
             (Former name or address, if changed since last report)

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Item 5. Other Events.

      Trenwick Group Ltd. ("Trenwick") and its subsidiaries LaSalle Re Limited, Trenwick America Corporation and Trenwick Managing Agents Limited entered into a Letter of Intent, dated August 6, 2003 (the "Letter of Intent"), with respect to an agreement in principle on a long-term restructuring of Trenwick's debt obligations, the sale of its business operations at Lloyd's and the runoff of its remaining business, with (i) the majority of the beneficial holders of the 6.70% Senior Notes of Trenwick America Corporation, (ii) the steering committee of the lending institutions (the "Banks") that have issued letters of credit under a senior secured credit facility on behalf of certain subsidiaries of Trenwick in support of Trenwick's Lloyd's operations, and (iii) a group composed of current members of management of Trenwick's Lloyd's operations (the "Management Team").

      The restructuring will be implemented through various means, including but not limited to the following: (i) the filing by Trenwick and/or one or more of its subsidiaries of Chapter 11 bankruptcy proceedings in the United States and the filing of similar proceedings in Bermuda, Barbados or the United Kingdom, as the case may be, (ii) the sale by Trenwick of substantially all of its Lloyd's operations to a company controlled by the Management Team, third party investors and the Banks, and (iii) the retention of third-party run-off advisors and the continued runoff or disposition of all of Trenwick's other insurance and reinsurance operations. In light of the foregoing, Trenwick believes that it is unlikely that any of the holders of the shares of Trenwick or of its wholly-owned Bermuda subsidiary, LaSalle Re Holdings Ltd., will receive any return on their investment in the near term if at all.

      The terms of the restructuring are subject to the satisfaction of numerous conditions precedent including, but not limited to, the following: (i) approval of the restructuring by the Banks, (ii) the negotiation of definitive documentation, (iii) receipt of all requisite regulatory and other approvals in the United States, Bermuda and the United Kingdom, (iv) due diligence by Englefield Capital LLP, the proposed equity sponsor of the Management Team, which has entered into an exclusive negotiation agreement with Trenwick (the "Exclusivity Agreement"), pursuant to which Trenwick has agreed that, for a period of ten weeks beginning on August 6, 2003, the date of Trenwick's execution of the Exclusivity Agreement, it will negotiate only with the Management Team and Englefield with respect to the sale of Trenwick's Lloyd's operations, and (v) approval of any court having jurisdiction over the above-referenced insolvency proceedings.

      A copy of Trenwick's press release dated August 7, 2003 relating to the foregoing is attached hereto as Exhibit 99.1. The description of the Letter of Intent herein is qualified in its entirety by reference to the full text of the Letter of Intent, which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.


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

Item 7. Financial Statements and Exhibits.

(c)   Exhibits

      99.1  Press Release dated August 7, 2003.

      99.2  Letter of Intent dated August 6, 2003.


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

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            LASALLE RE HOLDINGS LIMITED


                                            By:  /s/ Alan L. Hunte
                                                 --------------------
                                            Title: President

Dated: August 14, 2003


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

                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------

99.1              Press Release dated August 7, 2003.

99.2              Letter of Intent dated August 6, 2003.


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